Exhibit 23-b




              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement (Form S-8) of SBC Communications Inc. ("SBC"), for the registration of 94,000,000 shares of its common stock, of our report dated March 4, 2005, with respect to the consolidated financial statements of Cingular Wireless LLC, included in SBC's Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                             By:  /s/ ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP

Atlanta, Georgia
November 17, 2005